Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
QNB Corp.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-91201, 333-67588, 333-125998, and 333-135408) on Form S-8 of QNB Corp. of our reports dated March 10, 2008, relating to our audits of the consolidated financial statements and internal controls over financial reporting, which appear on Form 10-K of QNB Corp for the year ended December 31, 2007.

/s/ Beard Miller Company LLP

Beard Miller Company LLP Allentown, Pennsylvania March 14, 2008